EXHIBIT (d)(5)


April 26, 2006



Atlas Advisers, Inc.
794 Davis Street
San Leandro, CA  94577

Re: Expense Limitation Agreement



This will confirm our agreement with respect to the reduction by you in the operating expenses for the various series (each a "Fund") of Atlas Funds (the "Company").

You have agreed that, during the period May 1, 2006 to April 30, 2007, you will waive investment management fees and reimburse other operating expenses of certain Funds to the extent necessary to ensure that the total operating expenses of each Fund do not exceed the percentage set forth in Exhibit A of the average daily net assets of the Fund (the "Expense Cap").

This letter supersedes all prior agreements between us with respect to such Expense Caps.

Please sign this letter below to confirm our agreement regarding this matter.



ATLAS FUNDS                                  ATLAS INSURANCE TRUST
                                             With Reference to Atlas Balanced
                                                 Growth Portfolio


By:  /s/ Larry Key                           By: /s/ Larry Key
     -------------------------------------      --------------------------------
         Larry Key                                    Larry Key
         President and                                President and
          Chief Operating Officer                      Chief Operating Officer



Agreed to this 26th day of April 2006:

ATLAS ADVISERS, INC.


By: /s/ Lezlie Iannone
    -------------------------------------
        Lezlie Iannone
        Senior Vice President

                                 APRIL 26, 2006

                                  EXHIBIT A TO
                          EXPENSE LIMITATION AGREEMENT

                                                              EXPENSE
      FUND                                                  CAP SCHEDULE

      Atlas Balanced Growth Portfolio                           .68%

      Atlas Independence Eagle Bond Fund                        .88%

      Atlas Independence Star Spangled Fund                     .81%


ATLAS FUNDS                                  ATLAS INSURANCE TRUST
                                             With Reference to Atlas Balanced
                                                 Growth Portfolio


By:  /s/ Larry Key                           By: /s/ Larry Key
     -------------------------------------      --------------------------------
         Larry Key                                    Larry Key
         President and                                President and
          Chief Operating Officer                      Chief Operating Officer



Agreed to this 26th day of April 2006:

ATLAS ADVISERS, INC.


By: /s/ Lezlie Iannone
    -------------------------------------
        Lezlie Iannone
        Senior Vice President